EXHIBIT 10.1

TWELFTH AMENDMENT TO

2001 RESTATEMENT OF

THE HARRAH’S ENTERTAINMENT, INC.

SAVINGS AND RETIREMENT PLAN

WHEREAS, Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”), has established and maintains the Harrah’s Entertainment, Inc. Savings and Retirement Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of certain participating companies; and

WHEREAS, Section 14.2 of the Plan provides that the Board or the HRC has the authority to amend the Plan; and

WHEREAS, amendment of the Plan is desirable to suspend the Fixed Matching Contributions under the Plan.

NOW, THEREFORE, BE IT RESOLVED that, this Twelfth Amendment to the 2001 Restatement of the Plan is adopted and shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

BE IT FURTHER RESOLVED that, pursuant to the power and authority reserved by Section 14.2 of the Plan, the Plan is hereby amended as follows, effective as of February 9, 2009:

1. By substituting for Section 3.4(a)(i) of the Plan the following:

“(i) Fixed Matching Contribution. (A) For Plan Years ending on or before December 31, 2008, the Employers shall contribute, on behalf of each Participant who satisfies Section 2.1(b) and makes 401(k) Contributions and/or After Tax Contributions during the Plan Year, an amount equal to 50% of the first 6% of Compensation contributed under Section 3.3 either as 401(k) Contributions and/or After Tax Contributions.

(B) For purposes of the Plan Year ending on December 31, 2009, the Employers shall contribute, on behalf of each Participant who satisfies Section 2.1(b) and makes 401(k) Contributions and/or After Tax Contributions during the Plan Year from Compensation otherwise payable on or before February 9, 2009, an amount equal to 50% of the first 6% of Compensation otherwise payable on or before February 9, 2009 contributed under Section 3.3 either as 401(k) Contributions and/or After Tax Contributions. To the extent required by Section 401(a)(17) of the

Code, a Participant’s Compensation otherwise payable on or before February 9, 2009, in excess of the annual compensation limit under Section 401(a)(17) for the Plan Year ending on December 31, 2009, as pro rated under Treasury Regulation Section 1.401(a)(17)-1(b)(3)(iii), shall be disregarded for purposes of determining such contributions.

(C) For purposes of the Plan Year ending on December 31, 2009, no contributions shall be made by the Employers under this Section 3.4(a)(i) in respect of 401(k) Contributions or After Tax Contributions from Compensation otherwise payable after February 9, 2009; provided, however, that where elimination of the Employers contribution set forth in Section 3.4(a)(i)(B) above is prohibited by a collective bargaining agreement or the National Labor Relations Act of 1935, as amended, the Employers shall continue to contribute the payments set forth in Section 3.4(a)(i)(B) above.

(D) No contributions shall be made by the Employers under this Section 3.4(a)(i) for Plan Years ending after December 31, 2009; provided, however, that where elimination of the Employers contribution set forth in Section 3.4(a)(i)(B) above is prohibited by a collective bargaining agreement or the National Labor Relations Act of 1935, as amended, the Employers shall continue to contribute the payments set forth in Section 3.4(a)(i)(B) above.”

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IN WITNESS WHEREOF, the Company has caused this Twelfth Amendment to be executed by its duly authorized officer on this 9th day of February, 2009.

By:	/s/ MARY H. THOMAS
Name:	Mary H. Thomas
Title:	Senior Vice President

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